Exhibit 10.4

EXECUTION COPY

STOCK PLEDGE AGREEMENT

          THIS STOCK PLEDGE AGREEMENT, dated as of June 11, 2009, is made by MTM TECHNOLOGIES, Inc., (“Pledgor”), in favor of COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, in its capacity Investment Manager ( “Investment Manager”) for the benefit of itself and the L/C Guarantors (hereinafter defined), in connection with the Letter of Credit Commitment and Reimbursement Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “L/C Agreement”), by and among Pledgor, MTM TECHNOLOGIES (US), INC. (“MTM US”), INFO SYSTEMS, INC. (“Info Systems”), MTM TECHNOLOGIES (MASSACHUSETTS), LLC (“MTM Massachusetts” and together with Pledgor, MTM US, and Info Systems, collectively referred to herein as, the “Borrowers” and each individually referred to as a “Borrower”), Investment Manager and NATIONAL ELECTRICAL BENEFIT FUND (“NEBF”), FIRSTMARK III L.P. (f/k/a Pequot Private Equity Fund III, L.P.) (“FMIII”), FIRSTMARK III OFFSHORE PARTNERS, L.P. (Pequot Offshore Private Equity Partners III, L.P.) (“FMIIIOP”), CONSTELLATION VENTURE CAPITAL II, L.P. (“CVCII”), CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P. (“CVCOII”), CVC II PARTNERS, LLC (“CVCIIP”), and THE BSC EMPLOYEE FUND VI, L.P. (“BSC”; NEBF, FMIII, FMIIIOP, CVCII, CVCOII, CVCIIP, and BSC are collectively, the “L/C Guarantors” and each a “L/C Guarantor”).

RECITALS

          WHEREAS, the Borrowers, the L/C Guarantors and Investment Manager entered into the L/C Agreement.

          WHEREAS, subject to the terms and conditions of the L/C Agreement, the L/C Guarantors have agreed to provide letters of credit in the aggregate amount of $8,500,000 to provide credit support and additional collateral to secure the Borrowers’ obligations under the CDF Agreement (defined below); and

          WHEREAS, it is a condition precedent to the L/C Guarantors and Investment Manager entering into the L/C Agreement that Pledgor shall have executed and delivered this Agreement to Investment Manager, for the benefit of itself and the L/C Guarantors, to secure the prompt and complete payment and performance of the Obligations.

AGREEMENT

          NOW, THEREFORE, to induce Investment Manager and the L/C Guarantors to enter into the L/C Agreement, Pledgor hereby agrees with Investment Manager as follows:

SECTION 1
DEFINED TERMS

          1.1 Defined Terms. The following terms shall have the following meanings:

          “Agreement” means this Stock Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          “Capital Stock” means (i) with respect to any corporation, all of the shares of capital stock of such corporation and all of the warrants, options and other agreements to purchase any of the foregoing, and (ii) with respect to any person or entity that is not a corporation, all of the ownership interests (however designated) in such person or entity, and all of the warrants, options and other agreements to purchase any such interests.

          “CDF” means GE Commercial Distribution Finance Corporation.

          “CDF Agreement” means that certain Credit Facility Agreement dated as of August 21, 2007, as amended, modified, supplemented or restated from time to time, by and among GE Commercial Distribution Finance Corporation, and the Borrowers.

          “Collateral” means the Pledged Stock and all of the Proceeds of, from or with respect to the Pledged Stock.

          “Instruments” shall have the meaning given to it in Section 9-105 of the NYUCC.

          “Issuer” means, at any time, each corporation, partnership, limited liability company or other non-governmental entity (including, but not limited to, each subsidiary and other affiliate of Pledgor), incorporated or organized under the laws of any state or country that has issued any equity, debt and/or other securities that are owned beneficially or of record and directly or indirectly by Pledgor at any time.

          “NYUCC” means the Uniform Commercial Code in effect in the State of New York as of the date of this Agreement.

          “Pledged Stock” means 100% of the issued and outstanding Capital Stock of each Issuer which Capital Stock is owned or acquired by Pledgor at any time.

          “Proceeds” has the meaning provided in the NYUCC and, in any event, shall include, without limitation, (i) all dividends, interest and all other income derived from, or payable with respect to, or in exchange for, the Pledged Stock, (ii) all collections on the Pledged Stock and all distributions with respect to the Pledged Stock, (iii) all principal payments, Instruments (as defined in the NYUCC), and other property from time to time received, receivable or otherwise distributed with respect to, or in exchange for, the Pledged Stock, and (iv) any consideration received from any sale, transfer, assignment, conveyance or disposition of any or all of the Pledged Stock.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Subordination Agreement” has the meaning set forth in the L/C Agreement.

          “Termination Date” means the first date on which (i) all of the Obligations have been fully and irrevocably paid in cash and (ii) the L/C Agreement shall have been terminated.

          Other Definitions. Unless otherwise specified in this Agreement, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement. The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the L/C Agreement.

SECTION 2
THE PLEDGE

          2.1 Grant of Security Interest. Pledgor hereby grants to Investment Manager for the benefit of Investment Manager and the L/C Guarantors, a valid and continuing security interest in all of the Collateral owned by Pledgor at any time, as collateral security for the prompt and complete payment and performance of the Obligations as and when the Obligations become due (whether at their stated maturities, by acceleration or otherwise), subject in priority only to the Liens in favor of Senior Lenders.

          2.2 Delivery of Pledged Stock; Additional Actions. Subject to the terms of the Subordination Agreement, Pledgor shall deliver to Investment Manager, all of the certificates evidencing the Pledged Stock, duly endorsed by Pledgor to Investment Manager if necessary (and accompanied by any transfer tax stamps required in connection with the pledge of the Pledged Stock), together with undated stock powers covering the Pledged Stock duly executed in blank by Pledgor (and with signature guarantee if requested by Investment Manager) to Investment Manager, as collateral security for the Obligations. Subject to the terms of the Subordination Agreement, Pledgor agrees that at any time at the request of Investment Manager and at the expense of Pledgor, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents, and promptly take all further action, that Investment Manager determines is necessary or desirable to (i) perfect any security interest granted or purported to be granted by this Agreement, (ii) enable Investment Manager to exercise and enforce its rights and remedies under this Agreement, and/or (iii) otherwise carry out the provisions and purposes of this Agreement.

SECTION 3
REPRESENTATIONS AND WARRANTIES

          Pledgor represents and warrants to Investment Manager, that on the Closing Date:

          3.1 Capital Stock. The Capital Stock listed on Schedule 3.1 to this Agreement constitutes 100% of the Capital Stock of each Issuer thereof. Each of the Issuers identified on Schedule 3.1 to this Agreement is a wholly-owned subsidiary of Pledgor. Except as set forth on Schedule 3.1 to this Agreement, all of the Pledged Stock is certificated, and all of the certificates evidencing the Pledged Stock have been delivered to CDF, pursuant to the terms of this Agreement and the Subordination Agreement.

          3.2 Valid Issue. All of the Capital Stock of each Issuer whose securities constitute Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

          3.3 No Other Agreement. Pledgor is not a party to any subscription or other agreement that would require it to purchase, or make any capital contribution on account of, any Capital Stock.

          3.4 No Other Liens on the Collateral. All of the Capital Stock of each Issuer whose securities constitute Pledged Stock listed on Schedule 3.1 is directly owned, legally and beneficially, by Pledgor, free and clear of all liens, encumbrances, security interests, or other charges other than (i) the security interest in the Pledged Stock granted to Investment Manager, pursuant to this Agreement, (ii) the security interests in the Pledged Stock granted to the Senior Lenders, and (iii) any lien, encumbrance, security interest or other charge which is subject to a subordination agreement in favor of Investment Manager and the L/C Guarantors.

          3.5 Perfected Security Interest. Upon delivery to CDF of the certificates evidencing the Pledged Stock owned by Pledgor, which are to be held by CDF for the ratable benefit of Investment Manager, the L/C Guarantors and the Senior Lenders pursuant to the terms of the Subordination Agreement, the security interests in such Pledged Stock created by this Agreement in favor of Investment Manager and for the benefit of Investment Manager and the L/C Guarantors will constitute a valid and duly perfected security interest in such Pledged Stock.

          3.6 No Conflicts. The exercise by Investment Manager of any of its rights and remedies hereunder, strictly in accordance with the terms hereof and the terms of the Subordination Agreement and any subordination agreement with the holders of the Subordinated Debt, will not contravene any law or contractual restriction binding on or affecting Pledgor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, so long as Investment Manager does not exercise any right or remedy hereunder in contravention of applicable bankruptcy laws, the Uniform Commercial Code in any applicable state, securities laws or laws restricting sales to foreign persons or entities.

          3.7 No Approvals Necessary. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor, or the perfection, of the security interest purported to be created hereby in the Collateral or (iii) the exercise by Investment Manager of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Collateral by laws affecting the offering and sale of securities generally.

SECTION 4
AFFIRMATIVE COVENANTS

          Pledgor covenants and agrees with Investment Manager, that from and after the date hereof until the Obligations are indefeasibly paid in full:

          4.1 Maintenance of Interest: Additional Information. Pledgor shall (i) maintain the security interests created in favor of Investment Manager, in the Collateral owned by Pledgor pursuant to this Agreement as valid and duly perfected security interests, and (ii) defend such security interests against claims and demands of all persons whomsoever. At any time, upon the written request of Investment Manager, Pledgor shall, at its expense, promptly and duly execute and deliver such further instruments, agreements and documents, and promptly take such further actions, as Investment Manager may request for the purposes of obtaining or preserving any or all of the rights, benefits and powers granted by Pledgor to or on behalf of Investment Manager pursuant to this Agreement.

          4.2 Subsequent Ownership or Acquisition of Additional Capital Stock. If at any time after the Closing Date, the Capital Stock held by Investment Manager, pursuant to the terms of this Agreement, ceases to represent 100% of the issued and outstanding Capital Stock of each Issuer then, to the extent such Capital Stock represents less than 100% of the issued and outstanding Capital Stock of any Issuer, and Pledgor or any of its subsidiaries owns or has acquired additional shares of such Issuer (the “Additional Capital Stock”), Pledgor shall (I) hold (or cause to be held by such subsidiary) such Additional Capital Stock in trust for Investment Manager, (II) if such Additional Capital Stock is certificated, promptly (but in no event later than ten (10) days after the date on which Pledgor (or its applicable subsidiary) owns or acquires such Capital Stock) deliver the certificates evidencing the applicable number of shares of Additional Capital Stock, duly endorsed by Pledgor (or its applicable subsidiary) to Investment Manager if necessary (and accompanied by any transfer tax stamps required in connection with the pledge of such Additional Capital Stock), together with an updated stock power covering such Additional Capital Stock duly executed in blank by Pledgor (or its applicable subsidiary) (and with signature guarantee if necessary), to Investment Manager (or to CDF, pursuant to the terms of the Subordination Agreement), as collateral security for the Obligations, so that, upon such delivery, Investment Manager shall hold as Collateral hereunder certificates representing 100% of the issued and outstanding Capital Stock of each Issuer, (III) if such Additional Capital Stock is uncertificated, promptly take all such action as is necessary to (x) grant to Investment Manager, a duly perfected security interest in such Additional Capital Stock subject only to the Liens in respect of Senior Indebtedness and (y) pay all of the taxes, if any, payable in connection with the pledge of such Additional Capital Stock, (IV) promptly deliver to Investment Manager a supplement to this Agreement with respect to such shares of Additional Capital Stock that shall be substantially in the form of Exhibit A to this Agreement (each, a “Stock Pledge Agreement Supplement”), (V) promptly deliver to Investment Manager an amendment to Schedule 3.1 to this Agreement that includes such Additional Capital Stock, (VI) if such Additional Capital Stock was issued to a subsidiary or other affiliate of Pledgor, promptly cause such subsidiary or affiliate to execute and deliver in favor of Investment Manager, a stock pledge agreement, in substantially the form of this Agreement with respect to such Additional Capital Stock, and (VII) promptly take such further action as Investment Manager shall deem necessary or desirable to grant Investment Manager a duly perfected security interest in such Additional Capital Stock, subject only to the Liens in respect of Senior Indebtedness.

          4.3 Indemnification. Pledgor hereby agrees to pay, and to hold Investment Manager harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) with respect to, resulting from, or in connection with any failure or delay by Pledgor to (i) pay any excise, sales, transfer or other taxes that are payable with respect to the Collateral or in connection with the pledge or transfer of the Collateral, and/or (ii) comply with all of the laws and orders applicable to the Collateral, except for any such liabilities, costs and expenses arising from Investment Manager’s or the L/C Guarantors’ gross negligence or willful misconduct. The provisions of this Section 4.3 shall survive the repayment of all of the Obligations and the termination of this Agreement.

SECTION 5
NEGATIVE COVENANTS

          5.1 Limitation on Action of Pledgor and Issuers. Pledgor hereby agrees that it will not (a) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Capital Stock of any Issuer (including the Pledged Stock) owned by Pledgor or any interest therein, (b) create, incur or permit to exist any lien, encumbrance, security interest, charge or option in favor of, or any claim of any person or entity with respect to, any Capital Stock of any Issuer (including the Pledged Stock) owned by Pledgor or its affiliates or any interest therein other than (i) the security interests granted to Investment Manager pursuant to this Agreement, (ii) the liens described in Section 3.4(ii), and (iii) any lien, encumbrance, security interest or other charge which is subject to a subordination agreement in favor of Investment Manager, or (c) enter into any agreement or undertaking restricting the right or ability of Pledgor or Investment Manager to sell, assign or transfer any of the Capital Stock of any of the Issuers or any interest therein. In addition, except to the extent permitted by the L/C Agreement, Pledgor shall not permit any Issuer to issue any additional shares of Capital Stock.

SECTION 6
RIGHTS AND REMEDIES

          6.1 Cash Dividends; Voting Rights Proceeds. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to (i) receive, retain and use all cash dividends, principal and interest paid from time to time in respect of the Pledged Stock, and all other Proceeds received by Pledgor from or in respect of the Pledged Stock, in accordance with the terms and conditions of the L/C Agreement, and (ii) exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that under no circumstances shall any vote be cast, right be exercised, or any other action be taken by Pledgor that (a) would impair Investment Manager’s rights with respect to the Pledged Stock, or (b) would otherwise be inconsistent with, or result in any violation of, any of the Loan Documents.

          6.2 Rights and Remedies. (a) Upon the occurrence and during the continuation of an Event of Default:

          (i) all rights of Pledgor to exercise the voting and other corporate rights which it would otherwise be entitled to exercise, and to receive dividends, interest payments and other distributions, in each case pursuant to Section 6.1 hereof, shall cease, and all such rights shall, subject to the terms of the Subordination Agreement, thereupon become vested in Investment Manager which shall thereupon have the sole right to exercise such voting and other corporate rights and to receive and hold as Collateral such dividends and other payments;

          (ii) without limiting the generality of the foregoing, Investment Manager may, subject to the terms of the Subordination Agreement, at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer, or upon the exercise by any Issuer of any right, privilege or option pertaining to any Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability to Pledgor or any other person or entity except to account to the applicable Pledgor for the property actually received by Investment Manager; and

          (iii) all dividends, interest payments and other distributions which are received by Pledgor contrary to the provisions of paragraph (i) of this Section 6.2 shall be received in trust, for the benefit of Investment Manager, shall be segregated from other funds of Pledgor, and, subject to the terms of the Subordination Agreement, shall be forthwith paid over to Investment Manager as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Investment Manager as Collateral and as further collateral security for the Obligations.

          Notwithstanding the foregoing or anything to the contrary in this Agreement or any of the other Loan Documents, Investment Manager shall not have (x) any duty to vote or take any other action with respect to any of the Collateral, or (y) any liability or responsibility for any action taken, any failure to act, or any delay in acting by Investment Manager with respect to any of the Collateral.

                    (b) If any Event of Default shall have occurred and shall be continuing, Investment Manager, may exercise (in addition to all other rights and remedies granted in this Agreement, or any other Loan Document), subject to the terms of the Subordination Agreement, all of the rights and remedies available to Investment Manager under all applicable laws. Without limiting the generality of the foregoing, subject to the terms of the Subordination Agreement, if an Event of Default has occurred and is continuing, Investment Manager, without demand of performance, payment, or any other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or upon Pledgor or any other person or entity (any and all such demands, defenses, advertisements and notices are hereby waived by Pledgor to the fullest extent permitted by law), may immediately collect, receive, appropriate and realize upon all or any part of the Collateral, or may immediately sell, assign, give option or options to purchase or otherwise dispose of and deliver all or any part of the Collateral (or enter into a contract to do any of the foregoing), in one or more public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Investment Manager or elsewhere upon such terms and conditions as Investment Manager may determine advisable and at such prices as Investment Manager may deem reasonable under the circumstances, for cash or on credit or for future delivery without assumption of any credit risk, whether or not every aspect of any such sale is commercially reasonable (to the extent that any such sale is permitted by applicable law). Investment Manager shall have the right upon any such public sale or sales and, to the fullest extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral being sold free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released by Pledgor to the fullest extent permitted by law. If any Event of Default shall have occurred and be continuing, Investment Manager shall, subject to the terms of the Subordination Agreement, deposit into a collateral account all of the Proceeds received or held by it from time to time from or with respect to the Collateral (including, without limitation, the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of or upon all or any part of the Collateral after deducting all costs and expenses (including, without limitation, reasonable fees and expenses of counsel incurred in connection therewith or incidental to the care, maintenance and safekeeping of such Collateral). Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, Investment Manager shall not have any obligation to account to Pledgor for any surplus proceeds resulting from any sale, disposition or transfer of any of the Collateral, or any other Proceeds received by Investment Manager from time to time with respect to the Collateral, until the Obligations shall have been indefeasibly paid in full. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, Pledgor hereby acknowledges and agrees that such notice shall be reasonable and proper if given at least ten (10) days before such sale or other disposition unless otherwise required by an applicable law (in which case notice of such sale or disposition shall be given in accordance with the requirements of such law).

                    (c) Pledgor shall remain liable for (i) any deficiency in the payment of the Obligations if the Proceeds from or in respect of the Collateral are insufficient to pay all of the Obligations in full in cash, and (ii) all of the reasonable fees, expenses and costs of any attorneys employed by, or on behalf of, Investment Manager to collect any such deficiency.

                    (d) Subject to the terms of the Subordination Agreement, all of the Proceeds from the Pledged Stock that are turned over to, or otherwise received by, Investment Manager or its nominee pursuant to this Agreement shall be deposited into a collateral account designated by Investment Manager, after which such Proceeds shall be applied promptly to the payment of the Obligations in accordance with the terms of the L/C Agreement; provided, however, that until the Proceeds have been applied to the payment of the Obligations, such Proceeds shall continue to be collateral security for the Obligations.

SECTION 7
REGISTRATION RIGHTS AND PRIVATE SALES

          7.1 Registration Rights and Private Sales. (a) If Investment Manager notifies Pledgor (or such notice is deemed to have been given) that it has elected to exercise its rights under Section 6.2 of this Agreement, and if Investment Manager determines that it is necessary or desirable to have any or all of the Pledged Stock registered under the provisions of the Securities Act or any other applicable laws, Pledgor will cause the Issuers of such Pledged Stock, to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments, documents and agreements, and do or cause to be done all such other acts, that Investment Manager reasonably determines is necessary or advisable to register such Pledged Stock under the Securities Act and all other applicable laws (including, without limitation, the “Blue Sky” laws in each jurisdiction designated by Investment Manager), (ii) cause the registration statement relating thereto to become effective and to remain effective for a period expiring on the earlier of (A) one year from the date of the first public offering of such Pledged Stock, and (B) the time at which all of such Pledged Stock has been sold, (iii) make all amendments and modifications to such registration statement and the related prospectus that Investment Manager reasonably determines are necessary or advisable, and (iv) take such further action as Investment Manager shall reasonably determine necessary or advisable to register the Pledged Stock.

                    (b) Pledgor recognizes that Investment Manager may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act or applicable state securities laws or otherwise and, as a result, Investment Manager may elect to effect one or more private sales of any or all of the Pledged Stock to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, Pledgor consents to any such private sale, whether or not every aspect of such sale is commercially reasonable (to the extent that such sale is permitted by applicable law). Investment Manager shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act or under any applicable state securities laws, even if such Issuer would agree to register such Pledged Stock.

                    (c) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any or all of the Pledged Stock pursuant to this Section 7 valid and binding and in compliance with all applicable laws. Pledgor further agrees that (i) a breach of any of the covenants contained in this Section 7 will cause irreparable injury to Investment Manager, and (ii) Investment Manager will have no adequate remedy at law in respect of such breach and, as a consequence, each and every covenant contained in this Section 7 shall be specifically enforceable against Pledgor.

                    (d) subject to the terms of the Subordination Agreement, Investment Manager may at any time in its discretion (i) without notice to Pledgor, transfer or register in the name of Investment Manager or any of its nominees any or all of the Pledged Stock, subject only to the revocable rights of the Pledgor under Section 6.1 hereof, and (ii) exchange certificates or instruments constituting Collateral for certificates or instruments of smaller or larger denominations.

          7.2 Irrevocable Authorization and Instruction to Issuer. Pledgor hereby authorizes and instructs each Issuer of Pledged Stock owned by Pledgor that, upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Subordination Agreement, such Issuer shall comply with any written instruction received by such Issuer from Investment Manager with respect to such Collateral without any other or further instructions from Pledgor, and Pledgor acknowledges and agrees (without impairing Pledgor’s rights, if any, against Investment Manager pursuant to Section 8.2 of this Agreement) that each Issuer shall be fully protected in complying with any such instructions.

SECTION 8
INVESTMENT MANAGER

          8.1 Investment Manager’s Appointment as Attorney-in-Fact. (a) Pledgor hereby irrevocably constitutes and appoints Investment Manager and any officer of Investment

Manager, with full power of substitution, as its true and lawful attorney-in-fact (each, an “Attorney”) with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or its own name, to take any and all appropriate action, and to execute any and all documents, agreements and instruments that may be necessary or desirable, to carry out the provisions and the purposes of this Agreement (including, without limitation, executing any financing statements, endorsements, assignments or other instruments of transfer).

                    (b) Pledgor hereby ratifies all actions taken by each Attorney to carry out the provisions and purposes of this Agreement pursuant to the power of attorney granted in Section 8.1(a) of this Agreement. All powers, authorizations and agencies granted to Investment Manager, pursuant to this Agreement are coupled with an interest and are irrevocable until the Obligations have been indefeasibly paid in full.

                    (c) Pledgor hereby agrees to pay on demand all of the fees and expenses (including, without limitation, all reasonable fees and expenses of counsel) incurred by, or on behalf of, each Attorney in connection with any action taken pursuant to this Section 8, in accordance with Section 2.3 of the L/C Agreement.

                    (d) If Pledgor fails to perform or comply with any of its agreements or covenants in this Agreement, at the option of Investment Manager, any Attorney may, subject to the terms of the Subordination Agreement, but without any obligation, perform or comply, or otherwise cause performance or compliance, with such agreement or covenant.

          8.2 Duty of Investment Manager. Investment Manager’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession (under Section 9-207 of the NYUCC, any comparable provision of any other applicable Uniform Commercial Code or other laws, or otherwise) shall be to deal with the Collateral in the same manner as Investment Manager deals with similar securities and property for its own account, except that Investment Manager shall have no obligation to invest any of the funds on deposit in any collateral account and Investment Manager may hold all such funds as demand deposits. Neither Investment Manager nor any of its directors, officers, employees or agents shall be (a) liable for failure to demand, collect or realize upon any of the Collateral or for any delay in taking any such action, (b) under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or entity, or (c) under any obligation to take any other action whatsoever with regard to any of the Collateral. The powers conferred on Investment Manager pursuant to this Agreement are solely to protect its interests in the Collateral and shall not impose any duty upon Investment Manager to exercise any such powers under any circumstances. Investment Manager shall only be accountable for amounts that it actually receives with respect to the Pledged Stock, and neither Investment Manager, nor any of its officers, directors, employees or agents shall be responsible or liable to Pledgor for any act, any failure to act, or any delay in acting under or with respect to this Agreement or any other Loan Document, except for its own gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction).

          8.3 Execution of Financing Statements. Pursuant to Section 9-509 of the NYUCC or any comparable provision in any other applicable Uniform Commercial Code or applicable law, Pledgor authorizes Investment Manager to file financing statements with respect to the Collateral without the signature of Pledgor, in such filing offices as Investment Manager reasonably determine appropriate to perfect the security interests granted to it pursuant to this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

SECTION 9
MISCELLANEOUS

          9.1 Termination and Release. Except as otherwise provided in this Agreement, the security interests created under this Agreement shall terminate on the date on which the Obligations have been indefeasibly paid in full, at which time Investment Manager, shall reassign and deliver to Pledgor or to such other person as Pledgor shall reasonably designate, against receipt, all of the Collateral owned by Pledgor that has not been sold or otherwise applied by Investment Manager, pursuant to this Agreement and that is still being held by it pursuant to this Agreement, together with appropriate instructions of reassignment and release. Any such reassignment to a Pledgor shall be (i) without recourse to, or any warranty by, Investment Manager, and (ii) at the expense of Pledgor.

          9.2 Notices. All notices, requests and demands to or upon Investment Manager or Pledgor to be effective shall be in writing, and shall be given in the manner and to the addresses set forth in, and shall be deemed given or delivered as provided in, the L/C Agreement.

          9.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.4 Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to a written agreement executed by Pledgor and Investment Manager; provided, however, that this Agreement may be supplemented by each Stock Pledge Agreement Supplement delivered pursuant to this Agreement and the schedules to this Agreement may be amended and updated by Pledgor as and to the extent required by this Agreement to reflect (i) the ownership or acquisition by Pledgor of any Additional Capital Stock after the Closing Date, or (ii) any transfer of Capital Stock that is permitted by the L/C Agreement.

                    (b) Investment Manager shall not by any act (except by a written instrument pursuant to Section 9.4(a) of this Agreement), any failure to act, or any delay in acting be deemed to have (1) waived any right or remedy under this Agreement or any of the other Loan Documents, or (i) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement or any of the other Loan Documents. No failure to exercise, nor any delay in exercising, any right, power or privilege of Investment Manager under this Agreement or any of the other Loan Documents shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege of Investment Manager under this Agreement or any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by, or on behalf of Investment Manager of any right or remedy under this Agreement or any other Loan Agreement on anyone occasion shall not be construed as a bar to any right or remedy that Investment Manager would otherwise have on any future occasion.

                    (c) The rights and remedies provided to Investment Manager in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          9.5 Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction of this Agreement or be taken into consideration in the interpretation of this Agreement.

          9.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor, and shall inure to the benefit of Investment Manager and its successors, indorsees, transferees and assigns; provided, however, that Pledgor may not assign any of its rights, or delegate any of its duties or obligations, under this Agreement without the prior written consent of Investment Manager.

          9.7 Determinations by Investment Manager. Except as otherwise specifically required by this Agreement, each determination and decision made by Investment Manager under or with respect to this Agreement shall be made in the sole discretion of Investment Manager.

          9.8 Subordination Agreement. This Agreement is subject to the terms of the Subordination Agreement, which agreement is incorporated herein by reference. Notwithstanding any statement to the contrary contained in this Agreement, no remedies shall be pursued, except in accordance with the terms of the Subordination Agreement. Notwithstanding the incorporation by reference in of the Subordination Agreement, Pledgor acknowledges that no other parties, including Pledgor or any Borrower or any of their successors or assigns, are intended to be benefited, in any way, by the Subordination Agreement.

          9.9 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          9.10 Submission to Jurisdiction; Waivers. (a) Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Investment Manager may otherwise have to bring any action or proceeding relating to this Agreement against Pledgor or its properties in the courts of any jurisdiction.

                    (b) Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          9.11 WAIVER OF JURY TRIAL. PLEDGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE L/C AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL INVESTMENT MANAGER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

MTM TECHNOLOGIES, INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, in its capacity as Investment Manager

By:	/s/ Jason Crist

Name:	Jason Crist

Title:	Managing Director

ACKNOWLEDGEMENT AND CONSENT

          Each of the undersigned hereby accepts and acknowledges receipt of a copy of the foregoing Agreement, dated as of June 11, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), made by MTM TECHNOLOGIES, INC., in favor of COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, in its capacity as Investment Manager (as such term is defined in the Pledge Agreement for the L/C Guarantors (as such term is defined in the Pledge Agreement). Unless defined in this Acknowledgement and Consent or the context clearly requires otherwise, all capitalized terms shall have the meanings given to them in the Pledge Agreement. Each of the undersigned agrees for the benefit of Investment Manager that the undersigned will be bound by the terms of the Pledge Agreement that are applicable to it as an Issuer and subsidiary, including Sections 4, 5, 6, 7 and 9 thereof and that it will fully comply with all such terms.

MTM TECHNOLOGIES (US), INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

INFO SYSTEMS, INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

[Signature Page to Acknowledgment and Consent of Stock Pledge Agreement]

Schedule 3.1 to

Stock Pledge Agreement

DESCRIPTION OF PLEDGED CAPITAL STOCK

Issuer	Jurisdiction of Organization	Capital Stock	Certificate No.	Record and Beneficial Owner	Ownership Percentage

MTM Technologies (U.S.), Inc.	Delaware	100	1	MTM Technologies, Inc.	100%

Info Systems, Inc.	Delaware	100	1	MTM Technologies, Inc.	100%

MTM Technologies (Massachusetts), LLC	Delaware	n/a	uncertificated	MTM Technologies, Inc.	100%

Exhibit A to
Stock Pledge Agreement

STOCK PLEDGE
AGREEMENT SUPPLEMENT

          THIS STOCK PLEDGE AGREEMENT SUPPLEMENT, dated as of June 11, 2009 (this “Supplement”), is made by MTM TECHNOLOGIES, INC. ( “Pledgor”) in favor of Investment Manager (as defined below), pursuant to the terms of the Stock Pledge Agreement, dated as of June 11, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), which was made by Pledgor in favor of COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, in its capacity as Investment Manager (the “Investment Manager”) for itself and the L/C Guarantors (as such term is defined in the Pledge Agreement). Unless defined in this Supplement or the context clearly requires otherwise, capitalized terms shall have the meanings given to them in the Pledge Agreement.

          1. Pledgor hereby confirms and reaffirms that the security interests in the Collateral owned by Pledgor that has been granted to Investment Manager, pursuant to the Pledge Agreement and, as additional collateral security for the prompt and complete payment of the Obligations as and when the Obligations become due (whether at their stated maturities, by acceleration or otherwise), Pledgor hereby (i) delivers to Investment Manager (or, pursuant to the terms of the Subordination Agreement, to CDF) all of the Capital Stock listed on Schedule I to this Supplement, together with all stock or other certificates, options, or rights of any nature whatsoever that may be issued or granted in respect of such Capital Stock prior to the date on which the Obligations have been indefeasibly paid in full (the “Additional Pledged Stock”), and (ii) grants to Investment Manager, a valid and duly perfected security interest in the Additional Pledged Stock and all Proceeds thereof, subject only to the Liens in favor of the Senior Lenders.

          2. Pledgor hereby represents and warrants to Investment Manager that all of the representations and warranties of Pledgor in the Pledge Agreement as supplemented by this Supplement are true and correct as of the date of this Supplement (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be correct and complete in all material respects as of such earlier date). Pledgor further represents and warrants that this Supplement has been duly authorized, executed and delivered by Pledgor.

          3. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof and the Pledge Agreement is hereby supplemented as provided in this Supplement. Without limiting the foregoing, Schedule 3.1 to the Pledge Agreement shall hereby be deemed to include the Additional Pledged Stock and all references in the Pledge Agreement to (i) “Pledged Stock” shall be deemed to, and shall, include the Additional Pledged Stock, and (ii) the “Pledge Agreement” shall mean the Pledge Agreement as supplemented by this Supplement and any other supplement duly entered into by Pledgor.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, Pledgor has caused this Supplement to be duly executed and delivered on the date first set forth above.

MTM TECHNOLOGIES, INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT

By:	/s/ Jason Crist

Name:	Jason Crist

Title:	Managing Director

[Signature Page to Stock Pledge Agreement Supplement]

SCHEDULE I
STOCK PLEDGE AGREEMENT SUPPLEMENT

DESCRIPTION OF ADDITIONAL PLEDGED CAPITAL STOCK

Issuer	Type of Capital Stock	Certificate No.	Ownership Percentage

Schedule I - 1